EXHIBIT I

Danone

Name	Residence/ Business Address	Position with the Reporting Person and Principal Occupation	Citizenship
Franck Riboud	Danone 17, Boulevard Haussmann 75009 Paris France	Director Chairman and Chief Executive Officer of Danone	French
Bruno Bonnell	Robopolis 11 Avenue Albert Einstein 69100 Villeurbanne France	Director Chairman of Sorobot SAS	French
Michel David-Weill	Eurazeo 32 rue de Monceau 75008 Paris France	Director Chairman of the Supervisory Board of Eurazeo	French
Emmanuel Faber	Danone 17, Boulevard Haussmann 75009 Paris France	Director Deputy General Manager of Danone	French
Richard Goblet d’Alviella	Sofina Rue de l’Industrie, 31 B-1040 Brussels Belgium	Director Vice Chairman and Deputy Director of Sofina SA	Belgian
Bernard Hours	Danone 17, Boulevard Haussmann 75009 Paris France	Director Deputy General Manager of Danone	French
Yoshihiro Kawabata	Yakult Honsha Co, Ltd 1-19 Higashi – Shinbashi 1 Chome, Minato-Ku Tokyo, 105 8660 Japan Japan	Director Senior Managing Director of Yakult Honsha Co, Ltd	Japanese

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Christian Laubie	8 Rue Guynemer 75006 Paris France	Director Member of the Collège du Haut Conseil du Commissariat aux Comptes	French
Jean Laurent	CALYON 9, quai du Président Paul Doumer 92400 Courbevoie France	Director Chairman of the pole de Compétitivité Finance Innovation	French
Hakan Mogren	Investor AB Arsenalsgatan 8 C S-103 32 Stockholm Sweden	Director Company Director	Swedish
Jacques Nahmias	Petrofrance SA 42, avenue Raymond Poincaré 75116 Paris France	Director Chairman and Chief Executive Officer of Petrofrance SA	French
Benoît Potier	L’Air Liquide SA 75, Quai d’Orsay 75007 Paris France	Director Chairman and Chief Executive Officer of L’Air Liquide SA	French
Guylaine Saucier	Groupe Gérard Saucier Ltée 1000 Rue de la Gaucherière, Ouest Bureau 2500 Montréal, Qc H3B OA2 Canada	Director Company Director	Canadian
Jacques Vincent	Danone 17, Boulevard Haussmann 75009 Paris France	Director Vice Chairman of the Board of Directors of Danone	French

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Compagnie Gervais Danone

Name	Residence/ Business Address	Position with the Reporting Person and Principal Occupation	Citizenship
Pierre-André Terisse	Danone 17, Boulevard Haussmann 75009 Paris France	Director Chairman of the Board of Directors of Compagnie Gervais Danone Chief Financial Officer of Danone	French
Christophe Bombled	Danone 17, Boulevard Haussmann 75009 Paris France	Director General Manager of Compagnie Gervais Danone Vice President Corporate Finance of Danone	French
Damien Leclerc	Danone 17, Boulevard Haussmann 75009 Paris France	Director Deputy General Manager of Compagnie Gervais Danone Vice President Group Financial Controlling	French
Cécile Cabanis	Danone 17, Boulevard Haussmann 75009 Paris France	Corporate Representative of Danone, Director Co Vice President Finance Fresh Dairy Products of Danone	French

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